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                                                                    Exhibit 10.7








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                   INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
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                            BY AND AMONG:


                (1)   WIPRO LIMITED

                (2)  WIPRO EPERIPHERALS LIMITED

                (3)   WIPRO TRADEMARKS HOLDING LIMITED

                (4) PROMOTERS




                    Dated August 30, 2000
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CONTENTS                                                Page


Clause Heading

1  Definitions and Interpretation

2  Assignment of Intellectual Properties

3  No agency

4  Waiver

5  Entire agreement and modifications

6  Notices

7  Severability

8  Governing law and arbitration
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                  INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT is made as of the 30th day of August 2000 by and between:

WIPRO LIMITED, a company deemed to be registered under the Companies Act, 1956, having its registered office at Doddakannelli, Sarjapur Road, Bangalore - 560 035 (hereinafter referred to as "Wipro" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the First Part; and

WIPRO ePERIPHERALS LIMITED, a company registered under the Companies Act, 1956, having its registered office at 40/1A, Basappa Complex, Lavelle Road, Bangalroe (hereinafter referred to as "the Company" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the Second Part.

WIPRO TRADEMARKS HOLDING LIMITED, a company registered under the Companies Act, 1956, having its registered office at Doddakannelli, Sarjapur Road, Bangalore (hereinafter referred to as "the Assignor" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the Second Part.

THE PARTIES listed in Exhibit A to this Agreement (hereinafter collectively referred to as "Promoters" which term and expression shall include its successors and assigns)

WHEREAS

A. Wipro is a diversified company having a presence in a number of businesses. Wipro, has, inter alia, been carrying on the business of manufacture and marketing of computer peripherals through its Peripherals Systems Division
    (PSD).

B. Wipro has decided to restructure PSD as a separate legal entity to allow entrepreneurial talent, to get strategic investment, to facilitate the growth of the volume driven product business in the new entity and to create value for its shareholders.

C. Consequent to this, Wipro and the Company has entered into a Business Sale and Purchase Agreement dated August 30, 2000 in terms of which the PSD of the Company has been sold by Wipro to the Company.

D. In terms of the conditions contained in the Business Sale and Purchase Agreement, Wipro agrees to assign certain Intellectual Property Rights as per the details set out in Schedule 1 to this Agreement (hereinafter referred to as "Intellectual Properties")

E. Therefore, the Parties hereto are now entering into this Intellectual Property Assignment Agreement whereby Wipro has agreed to assign certain Intellectual Property Rights.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.   Definitions and Interpretations

1.1  Definitions

     In this Agreement , the terms listed below shall, unless the context requires otherwise have the meanings attached to them. These terms may be identified by the capitalisation of the first letter of each principal word thereof.:
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1.1.1     "Agreement" shall mean this Intellectual Property Assignment
          Agreement.

1.1.2 Party" means either of Wipro and / or the Company and "Parties" shall refer to both of them collectively.

1.1.3 "Promoters" means all the shareholders of the purchaser (other than the Vendor) each of whom individually hold more than 0.5% of the equity share capital of the Purchaser.

1.1.7 "Related Agreements" shall refer to Business Sale and Purchase Agreement, Participation and Management Agreement, Trade Mark Licence Agreement and Facilities and Services Agreement .

1.1.8     "Intellectual Property " shall mean;

          a. the trade name, brand name and/or designs, logo having the name "Wipro" as described in Part A of Schedule 1 to this Agreement belonging to or owned by Wipro.

          b. all business process developed by Wipro as well as work done by PSD and the technical know how either owned by Wipro or licensed, to the extent Wipro has an unconditional right to use or assig the same as decribed in Part B of Schedule 1.


1.02  Interpretation
      --------------

In this Agreement and the Exhibits    and Schedules     hereto, except to the
extent that the context otherwise requires:

(a) References to any document or agreement including this Agreement shall be deemed to include any references to such documents or agreements as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein.

(b) References to a statute, ordinance or other law shall be deemed to include regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(c) References herein to Clauses Exhibits and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement. The headings are inserted for convenience only and shall not affect the construction of this Agreement.

(d) Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

(e) Unless the context requires otherwise any words or items which are not specifically defined in this Agreement shall have the same meaning assigned to it in the Business Sale and Purchase Agreement and Participation and Management Agreement.

2    ASSIGNMENT OF INTELLECTUAL PROPERTIES

2.1 In consideration of the execution of the Business Sale and Purchase Agreement, and the payment of the consideration stipulated in the Business Sale and Purchase Agreement which the Company has paid to Wipro which payment Wipro admits and acknowledges has been made by the Company, Wipro doth hereby as on the date of completion unconditionally,
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     absolutely and irrevocably transfer and assign unto the Company on an "as is where is basis" all that the property, right, title, interest, estate and benefit of Wipro into, over or upon the said Intellectual Properties as set out in Part A of Schedule 1 to this Agreement together with goodwill of the business in the goods in respect of which the said Intellectual Properties are registered, applied for and has been used, TO HAVE AND TO HOLD the said Intellectual Properties unto the Company absolutely forever from the date hereof.

2.2 Wipro hereby declares and confirms that on and from the date hereof it has no right, title, interest or benefit whatsoever, into, over or upon the said Intellectual Properties hereby assigned by Wipro to the Company.

2.3 Wipro further declares and confirms that they shall not at any time hereafter claim or purport to claim directly or indirectly in any manner whatsoever any right, title, interest into, over or upon the said Intellectual Properties and Wipro hereby declares and confirms that on and from the date hereof the Company shall be the sole and absolute registered proprietor of the said trade marks together with all the goodwill of the business in the goods in respect of the said Intellectual Properties has been registered and used.

2.4 The parties hereby undertake to do and perform, sign, swear and execute all such further and other acts, deeds, documents, matters or things as may be required by the Company or considered necessary, desirable or proper to give effect to the transfer and assignment of the said Intellectual Property rights.

2.5 All Intellectual Property as set out in Part B of Schedule 1 shall remain in the ownership of Wipro. However, Wipro shall grant the Company such rights to use such Intellectual Property from time to time on a non exclusive basis without any charge.


3.   No Agency

     The Parties agree that the relationship between Wipro and the Company under this Agreement is that of principal to principal and no agency shall be established as a result of this Agreement.


4.   Waiver

     The failure, with or without intent, of any Party to insist upon the performance (in strict conformity with the literal requirements) by the other Party of any term or stipulation of this Agreement, shall not be treated or deemed to constitute a modification of any terms or stipulations of this Agreement. Nor shall such failure or election be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon performance by the other party strictly in accordance with any terms or provisions hereof.

     All terms, conditions and obligations under this Agreement shall remain in full force and effect at all times during the subsistence of this Agreement except where otherwise amended or modified by them by mutual written agreement.


5.   Entire Agreement and Modifications

     The Parties confirm and acknowledge that this Agreement shall constitute the entire agreement between them and shall supersede and override all previous communications, either oral or written, between the Parties with respect to the subject matter of this Agreement,
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     and no agreement or understanding varying or extending the same shall be binding upon any Party unless arising out of the specific provisions of this Agreement.

     No amendment, modification or addition to this Agreement shall be effective or binding on either of the Parties unless set forth in writing and executed by them through their duly authorised representatives; and subject to obtaining requisite approval, if any, following such execution.

6.   NOTICES

     All notices, communications and other correspondence required or permitted by this Agreement shall be in writing and shall be sent by (a) facsimile, with confirmation copy sent by registered first class airmail, (b) by personal delivery with acknowledgement of receipt or (c) by registered, first class air mail, return receipt requested and postage prepaid, to the following address:

     in the case of the Wipro to:   Corporate Vice President - Legal and Company
                                    Secretary
                                    WIPRO Limited
                                    Doddakannelli, Sarjapur Road
                                    Bangalore - 560 035

                        Fax:        91 (80) 844 0051

     in the case of Company to:     Chief Executive Officer
                                    Wipro ePeripherals Limited
                                    40/1A Basappa Complex
                                    Bangalore

                        Fax         2270378
     in the case of
     Wipro Trademarks Holding Ltd   Director
                                    Wipro Trademarks Holding Ltd.
                                    Doddakannelli, Sarjapur Road
                                    Bangalore
                        Fax         8440051

     In the case of Promoters       Ram N Agarwal
                                    209/1B, HAL II Stage
                                    16 B Main
                                    Bangalore 560 008

     All such notices, communications and correspondence shall be sent and deemed to have been received as follows: (i) if by facsimile, upon receipt of the confirmation copy; and (ii) if by personal delivery, courier or registered, first class airmail, upon receipt or refusal of delivery. A Party may change the address to which notices are to be sent by a notice given in accordance with these provisions. All notices will be in English.

7.   SEVERABILITY

     Should any part of this Agreement be declared illegal or unenforceable, the Parties will co-operate in all ways open to them to obtain substantially the same result or as much thereof as may be possible, including taking appropriate steps to amend, modify or alter this Agreement.
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     If any term or provision of this Agreement shall be hereafter declared by a final adjudication of any tribunal or court of competent jurisdiction to be illegal, such adjudication shall not alter the validity or enforceability of any other term or provision unless the terms and provisions declared (by either Party) shall be one expressly defined as a condition precedent or as of the essence of this Agreement, or comprising an integral part of, or inseparable from the remainder of this Agreement.

8.      GOVERNING LAW AND ARBITRATION

8.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of India.

8.2 Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, if the same cannot be settled amicably among the Parties concerned, shall be settled by final and binding arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings, shall take place at Bangalore in India and the proceedings shall be exclusively in English.

8.3 No Party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted to arbitration and determined as provided above, and then only for the enforcement of the arbitral award.

8.4 Pending the resolution of a dispute by arbitration, the Parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the arbitral award.

8.5 Notwithstanding anything contained herein, the Parties shall have a right to institute legal proceedings to prevent any continuing breach of the provisions of this Agreement to seek an injunctive or any other specific relief.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by and through their duly authorised representatives as of the date written herein.

SIGNED by Suresh C Senapaty
Corporate Executive VP-Finance                    )
for and on behalf of WIPRO                        )
in the presence of: Satish Menon                  )
Corporate Vice President-Legal & Company Secretary

SIGNED by  Ram N Agarwal                          )
for and on behalf of THE COMPANY                  )
in the presence of: G Srinivasan                  )

SIGNED by Satish Menon                            )
for and on behalf of WIPRO TRADEMARKS HOLDING LTD.)
in the presence of:

SIGNED by Ram N Agarwal                           )
for and on behalf of THE PROMOTERS                )
in the presence of: G Srinivasan
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                                                                      Schedule 1

Intellectual Property Description